Exhibit 99.1

NEWS RELEASE

CORRECTIONAL PROPERTIES TRUST REPORTS
FOURTH QUARTER EARNINGS AND DECLARES DIVIDEND

Palm Beach Gardens, Fla. – March 4, 2005 — Correctional Properties Trust (NYSE: CPV), a real estate investment trust (REIT), today announced net income for the twelve months ended December 31, 2004, of $23.7 million, or $2.14 per diluted share, which includes a net gain on the sale of the Mountain View and Pamlico facilities of approximately $5.0 million. Revenue for the twelve months ended December 31, 2004 was $27.1 million. Funds from Operations (the non-GAAP financial measure described and reconciled below) for the twelve months ended December 31, 2004, was $25.5 million, or $2.30 per diluted share.

For the twelve months ended December 31, 2003, the Trust previously reported net income of $13.7 million, or $1.50 per diluted share, on revenue of $25.7 million. Funds from Operations for the twelve months ended December 31, 2003 was $21.1 million or $2.31 per diluted share.

For the three months ended December 31, 2004, the Trust reported net income of $9.5 million, or $0.86 per diluted share, which includes a net gain on the sale of the Mountain View and Pamlico facilities of approximately $5.0 million. Revenue for the three months ended December 31, 2004 was $6.8 million. Funds from Operations for the three months ended December 31, 2004 was $6.0 million or $0.54 per diluted share.

The Trust previously reported net income of $4.9 million for the three months ended December 31, 2003, or $0.44 per diluted share, on revenue of $6.9 million. Funds from Operations for the three months ended December 31, 2003 was $6.7 million or $0.61 per diluted share.

Correctional Properties Trust also announced that its Board of Trustees declared a quarterly dividend of $0.45 (forty-five cents) per share on each common share of beneficial interest, payable March 30, 2005, to shareholders of record at the close of business March 18, 2005.

Charles R. Jones, President and CEO, stated, “I am pleased with the fourth quarter financial results, and the favorable market conditions we are seeing including today’s announcement regarding the expansion of our Lawton, Oklahoma facility. We have a very strong balance sheet and are optimistic about our growth opportunities.”

The executives of the Company will conduct an open conference call with analysts and shareholders at 1:30 P.M. (ET) today to discuss the Company’s 2004 financial results and other important matters including earnings guidance for 2005.

To listen to the call live, please go to the following website at least 15 minutes prior to the call to register, download and install any necessary audio software. For those of you unable to listen to the live broadcast, a webcast replay will be available following the call for four weeks at:

http://phx.corporate-ir.net/playerlink.zhtml?c=93191&s=wm&e=1006041

Those who would like to participate in the teleconference may do so by calling the following telephone number at 1:15 P.M. (ET) today:

Dial-In Number:	866 – 238 – 1640

Conference ID Number:	638535

Those who wish to listen to a telephone replay of this teleconference may do so by calling:

Replay Number:	888 – 266 - 2086

Conference ID Number:	638535

The telephone replay of the teleconference will be available 24 hours a day, starting at 5:00 P.M., on March 4, 2005, through March 11, 2005.

Correctional Properties Trust, based in Palm Beach Gardens, Florida, was formed in February 1998, to capitalize on the growing trend toward privatization in the corrections industry. Correctional Properties Trust is dedicated to ownership of correctional facilities under long-term, triple-net leases, which minimizes occupancy risk and development risk.

Correctional Properties Trust currently owns 12 correctional facilities in nine states, all of which are leased, with an aggregate initial design capacity of 6,856 beds.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and future performance of the Company that involve risks and uncertainties that could materially affect actual results. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are qualified in their entirety by cautionary statements and risk factors disclosure contained in certain of the Company’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that the Company files from time to time with the Securities and Exchange Commission. Such filings include, the Company’s Form 10-K for the fiscal year ended December 31, 2003 and subsequent periodic reports. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

CONTACT: Correctional Properties Trust Shareholder Services (561) 630-6336, or access Company information at http://www.CorrectionalPropertiesTrust.com

CORRECTIONAL PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED
DECEMBER 31, 2004 AND DECEMBER 31, 2003
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(Unaudited)

	THREE MONTHS		TWELVE MONTHS
	ENDED DEC. 31,		ENDED DEC. 31,
	2004	2003	2004	2003
REVENUE
RENTAL	$6,815	$6,907	$27,076	$25,658
INTEREST	21	3	28	47

	6,836	6,910	27,104	25,705

EXPENSES
DEPRECIATION	1,449	1,449	5,795	5,612
GENERAL and ADMINISTRATIVE	815	627	2,684	1,969
INTEREST	278	168	1,130	5,103

	2,542	2,244	9,609	12,684

INCOME FROM CONTINUING OPERATIONS	4,294	4,666	17,495	13,021

DISCONTINUED OPERATIONS:
INCOME FROM OPERATIONS OF DISCONTINUED FACILITIES (INCLUDING NET GAIN ON SALE OF $4,969 IN 2004)	5,230	186	6,175	718

NET INCOME	$9,524	$4,852	$23,670	$13,739

BASIC NET INCOME PER COMMON SHARE
CONTINUING OPERATIONS	$0.39	$0.42	$1.60	$1.44
DISCONTINUED OPERATIONS	0.48	0.02	0.56	0.08

NET INCOME PER COMMON SHARE	$0.87	$0.44	$2.16	$1.52

DILUTED NET INCOME PER COMMON SHARE
CONTINUING OPERATIONS	$0.39	$0.42	$1.58	$1.42
DISCONTINUED OPERATIONS	0.47	0.02	0.56	0.08

NET INCOME PER COMMON SHARE	$0.86	$0.44	$2.14	$1.50

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
BASIC	10,987	10,957	10,980	9,048

DILUTED	11,090	11,063	11,084	9,144

FUNDS FROM OPERATIONS

Management believes Funds from Operations (“FFO”) is helpful to investors as a measure of the performance of an equity REIT. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company computes FFO in accordance with the current standards established by the White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which may differ from the methodology for calculating FFO utilized by other equity REITs, and accordingly, may not be comparable to such other REITs. The White Paper defines FFO as net income (loss), computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. The Company believes that in order to facilitate a clear understanding of the consolidated operating results of the Company, FFO should be examined in conjunction with net income as presented in the consolidated financial statements for corresponding periods.

The table below presents the Company’s FFO for the three and twelve months ended December 31, 2004 and December 31, 2003. (Unaudited)

(Amounts in thousands, except per share amounts)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2004	2003	2004	2003
Net Income	$9,524	$4,852	$23,670	$13,739
Real estate depreciation and amortization	1,449	1,449	5,795	5,612
Real estate depreciation and amortization included in discontinued operations	—	445	964	1,784
Gain on sale of facilities	(4,969)	—	(4,969)	—

Funds from Operations	$6,004	$6,746	$25,460	$21,135

Weighted Average Shares Outstanding, Basic	10,987	10,957	10,980	9,048
Weighted Average Shares Outstanding, Diluted	11,090	11,063	11,084	9,144

FFO Per Share

Basic	$0.55	$0.62	$2.32	$2.34
Diluted	$0.54	$0.61	$2.30	$2.31

Other Information
Straight-Line Rents in Excess of Contract Rents	$54	$138	$335	$511
Amortization of Deferred Financing Costs	$200	$103	$832	$883

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